Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement to Form S-1 of IntelGenx Technologies Corp. of our report dated March 15, 2013 relating to our audits of the consolidated financial statements of IntelGenx Technologies Corp. as of and for the years ended December 31, 2012 and 2011 appearing in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

Yours very truly,

Richter LLP (Signed) 1

Montréal, Québec
August 26, 2013

1 CPA auditor, CA, public accountancy permit No. A109611

T. 514.934.3400
mtlinfo@richter.ca

Richter S.E.N.C.R.L./LLP
1981 McGill College
Mtl (QC) H3A 0G6
www.richter.ca

Montréal, Toronto